Following is a presentation that will be used with Agere Systems employees in connection with Agere Systems' proposed reclassification and reverse stock split. It is first being used on December 13, 2004.

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      systems
agere


Making personal broadband a reality(tm)
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REVERSE STOCK SPLIT
AND RECLASSIFICATION

December 2004


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PRELIMINARY PROXY PROPOSALS
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o    Seek stockholder approval for:

     o    Reverse stock split

     o Combining Agere Class A and Class B common stock into new, single class of common stock

o    Stockholders to vote at Annual Shareholder Meeting on Feb. 17


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REVERSE STOCK SPLIT SPECIFICS
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o    We are asking for approval of four alternative ratios:

     o    1 for 10

     o    1 for 20

     o    1 for 30

     o    1 for 40

o If stockholders approve, the Agere Board of Directors will decide if/when to effect a reverse stock split and choose the ratio based on business and market conditions



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BENEFITS OF A REVERSE STOCK SPLIT
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o    A reverse stock split makes good business sense for several reasons:

     o Stock could be more attractive to certain institutional investors and investment funds

     o Potentially lower commission costs for investors who pay commissions on a per-share basis by reducing the number of shares bought or sold

     o    Lower costs for Agere of servicing accounts, mailing proxies, etc.



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EFFECT ON AGERE STOCK
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o    Financial performance drives stock price, not the "numbers"

o It is no easier for a lower-priced stock to increase than a higher-priced stock

o    Examples:

     o Marvell stock rose from $19.77 to $33.13 -- a 68 percent increase -- in under four months

     o Broadcom stock increased 29 percent in less than two months from $26.01 to $33.62

o    We cannot guarantee that our stock price will increase

o    Our focus must be on delivering on our commitments


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EFFECT ON AGERE STOCKHOLDERS
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o    Reverse stock split preserves each shareholder's percentage ownership in the company except to the extent that cash is received in lieu of fractional shares, and is not intended to change the TOTAL VALUE OF SHARES OWNED

o Shareholders would receive one share of Agere stock for every 10, 20, 30 or 40 shares they now hold

o    Our stock price should increase by a roughly proportional amount

o    Stockholders would have fewer shares, but each share should be worth more

     o Example: In a 1-for-10 reverse split, 100 shares valued at $1 each would be 10 shares expected to be valued at $10 each

     o    In either case the total value is $100

o    Reverse split would decrease number of shares outstanding


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STOCK RECLASSIFICATION
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o    Two classes of stock resulted from Lucent spinoff: Class A and Class B

o    Identical except in voting for the election and removal of directors

o Seeking stockholder approval to combine into one class with identical voting rights

o    Single class of stock may:

     o    Improve stock liquidity

     o    Remove investor confusion over two classes

     o    Eliminate corporate governance considerations

     o    Save costs of administering two classes


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EMPLOYEE STOCK OPTIONS
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o    Stock options would be adjusted as follows:

     o TOTAL VALUE of options: the extent to which your options are "in" or "out" of the money should remain the same.

     o NUMBER OF SHARES for each option grant would change per the terms of the reverse stock split.

          o For example, if you have been granted the right to purchase 300 shares of Agere stock, following a 1-for-20 split, you would have the right to purchase 15 shares of Agere stock:

          o    300 shares pre-split / 20 = 15 shares post-split.

     o    EXERCISE PRICE would change.

          o With a 1-to-20 split, if the pre-split exercise price is US $6 per share, the exercise price would change to US$120 per share:
               $6 exercise price pre-split x 20 = $120 post-split exercise price


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STOCK OPTIONS
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o    VESTING of your grant would remain the same, per terms of the grant

o EXPIRATION DATE of your grant would remain the same, per terms of the grant


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EMPLOYEE STOCK PURCHASE PLAN
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o    Following a reverse stock split:

     o NUMBER OF SHARES you own would decrease per terms of the reverse split, and the share price would increase. Fractional shares would be paid in cash

     o    OFFERING PERIOD for purchase of Agere stock would remain the same

     o    PURCHASE PERIODS would remain the same

     o Your CURRENT CONTRIBUTION LEVEL (from 1 percent to 10 percent, in 1 percent increments) would continue

     o You would continue to receive a DISCOUNT on the purchase price of the Agere stock, per provisions of the ESPP


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ESPP
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o    If you have an ENTRY DATE prior to the effective date of the reverse stock split, your entry date price would be adjusted to take into account the reverse split

     o Using the May 1, 2003, entry date price of US$1.835, following a 1 for 20 reverse split, that entry date price would increase to US$36.70

o    The SHARE LIMIT would be adjusted

     o For example, the current limit of 5,000 shares that you can buy in any purchase period would decrease to 250 shares following a 1 for 20 reverse split

o    The following limitations WOULD NOT change:

     o Limit of 10 percent of your salary that can be used to make plan purchases

     o $12,500 maximum market value of stock that you can purchase in each purchase period


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AGERE 401(K) PLANS
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o    Agere stock funds are unitized, meaning the funds express value in units instead of shares, because they are made up of stock, plus a percentage of short-term investments in cash. Price of a unit generally is not the same as the actual stock price.

o A reverse stock split WOULD NOT CHANGE the total value or the number of units in your account.


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AGERE 401(K) PLANS
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o    Funds in the Agere Class A stock fund and Agere Class B stock fund would be combined into one Agere Stock Fund, and the total value of your investment should not change as a result of the reclassification.


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     THIS INFORMATION IS BEING PROVIDED BEFORE DELIVERY TO YOU OF OUR PROXY
     STATEMENT. YOU SHOULD READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. YOU CAN GET A COPY OF THE PROXY STATEMENT FREE OF CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT WWW.SEC.GOV OR BY CONTACTING AGERE SYSTEMS,
     C/O THE BANK OF NEW YORK, P.O. BOX 11082, CHURCH STREET STATION, NEW YORK, NY 10286, OR BY CALLING AGERE SYSTEMS AT 1-866-AGEREIR AND PRESSING PROMPT 1.


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